[Smith & Company Logo Here]
           A Professional Corporation of Certified Public Accountants


August 14, 2000



Board of Directors
Universal Broadband Networks, Inc
Irvine, California

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As former independent public accountants for Universal Broadband Networks, Inc. (Formerly IJNT.net, Inc.), we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the years ended March 31, 1999 and 1998, (dated July 7, 1999 except for note 12 as to which the date is May 9, 2000), as an exhibit to the Company's S-3 Registration Statement dated August 14, 2000.



                                                  /S/ Smith & Company
                                                  -------------------
                                                  Certified Public Accountants







         10 WEST 100 SOUTH, SUITE 700 * SALT LAKE CITY, UTAH 84101-1554
              TELEPHONE: (801) 575-8297 * FACSIMILE: (801) 575-8306
                       E-MAIL: SMITH&CO@SMITHANDCOCPA.COM
          Members: American Institute of Certified Public Accountants
               * Utah Association of Certified Public Accountants